Exhibit 23.1

Deloitte

Report of Independent Registered Chartered Accountants

To the Board of Directors and Shareholders of

Stellar Pharmaceuticals Inc.

We have audited the accompanying balance sheet of Stellar Pharmaceuticals Inc. (the “Company”) as at December 31, 2007, and the related statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements, present fairly, in all material respects, the financial position of the Company as at December 31, 2007, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

The financial statements as at December 31, 2006 and for the year then ended were audited by Mintz & Partners LLP who expressed an opinion without reservation on those statements in their report dated March 26, 2007.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

March 30, 2008